UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 29, 2005

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

17870 Castleton Street #335, City of Industry, CA	91748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment to Report on Form 8-K/A to our Report on Form 8-K/A originally filed with the United States Securities and Exchange Commission (SEC) on October 12, 2005, is being filed for the purpose of  providing additional information in the Registrant’s financial statements for the years ended December 31, 2004 and 2003, as requested by the SEC.

Item 2.01 Completion of Acquisition or Disposition of Assets; Item 5.01 Changes in Control of Registrant.

Forward-Looking Statements

This document contains certain statements of a forward-looking nature. Such statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to growth and strategies, future operating and financial results, financial expectations and current business indicators are based upon current information and expectations and are subject to change based on factors beyond the control of the Company. Forward-looking statements typically are identified by the use of terms such as “look,” “may,” “will,” “should,” “might,” “believe,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. The accuracy of such statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including but not limited to:

  the ability to timely and accurately complete product orders;
  the ability to coordinate product design with its customers;
  its dependence on a limited number of larger customers;
  political and economic factors in the Peoples’ Republic of China;
  the ability of the Company’s internal production operations to increase production volumes on finished goods in a timely fashion in response to increasing demand and enable the Company to achieve timely delivery of finished goods to its customers;
  the Company’s ability to expand and grow its distribution channels;
  unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders;
  a weakening of economic conditions which would reduce demand for products sold by the Company and could adversely affect profitability;
  the effect of terrorist acts, or the threat thereof, on consumer confidence and spending, or the production and distribution of product and raw materials which could, as a result, adversely affect the Company’s operations and financial performance;
  the acceptance in the marketplace of the Company’s new products and changes in consumer preferences;
  reductions in sales of products, either as the result of economic or other conditions, or reduced consumer acceptance of a product, could result in a buildup of inventory;
  the ability to source raw materials and finished products at favorable prices to the Company;
  the potential impact of power crises on the Company’s operations including temporary blackouts at the Company’s facilities;
  foreign currency exchange rate fluctuations;
  earthquakes or other natural disasters;
  the Company’s ability to identify and successfully execute cost control initiatives;
  the impact of quotas, tariffs, or safeguards on the importation or exportation of the Company’s products;
  other risks outlined above and in the Company’s other filings made periodically by the Company.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update this forward-looking information. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this Report. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Organization, Charter Amendments And General History

Ever-Glory International Group, Inc. (the "Company") through its subsidiary, Goldenway Nanjing Garments Co., Ltd. (“Goldenway”), manufactures apparel for men, women and children for primarily middle to high-grade well-known casual wear, outerwear and sportswear brands and for a variety of companies. A majority of its products are exported to Japan, EU countries and the United States. The Company’s customers include large retailers and well-known brands.

Ever-Glory is the result of the merger of Andean Development Corporation, a Florida corporation (“Andean”), and Perfect Dream Limited, a corporation organized under the laws of the British Virgin Islands
(“Perfect Dream”). Andean was incorporated on October 19, 1994 in Delaware and was originally engaged in the business of providing engineering and project management services for energy and private works projects and selling, as agent, major electrical and mechanical equipment. Effective March 31, 2003, Andean sold all of its operating assets and substantially all of the liabilities of Andean’s business to a related party. Thereafter, Andean had no operations. As of June 30, 2005, Andean had zero assets and liabilities of $57,000.

Perfect Dream was incorporated on July 1, 2004 in the British Virgin Islands. In December 2004, Perfect Dream acquired 100% of Goldenway. Goldenway is a limited liability company, which was established under the laws of the People's Republic of China (the "PRC") on December 31, 1993. Until December 1, 2004, Goldenway was a subsidiary of Jiangsu Ever-Glory International Enterprises Group Corporation ("Jiangsu").  On April 20, 2005, Perfect Dream changed Goldenway’s status to that of a wholly foreign owned enterprise and increased its registered capital from $2,512,106 to $20,000,000.

On July 29, 2005, Andean, Perfect Dream and each of the stockholders of Perfect Dream entered into an Agreement and Plan of Reorganization pursuant to which the Perfect Dream shareholders received, in exchange for their shares of Perfect Dream, 7,673,325 shares of Andean (after giving effect to a one-for-thirty reverse split of the issued and outstanding shares of Andean). On November 17, 2005, Andean changed its name to "Ever-Glory International Group, Inc."

Business Operations

The Company through its subsidiary Goldenway is engaged in the manufacture and sale of apparel to well-known casual wear, outerwear and sportswear brands and retailers. The Company manufactures all of its products from one 10,000 square meter factory in the Nanjing Jiangning Economic and Technological Development Zone in Nanjing, China.

Products

The Company manufactures high and middle grade casual-wear and sportswear including the following products:

WOMEN'S CLOTHING. This product line includes coats, jackets, slacks, skirts and jeans.

MEN'S SPORTSWEAR. This product line includes men's vests, jackets pants, and jeans.

CHILDREN’S CLOTHING. This product line includes children’s coats, vests, down jackets, knitwear, pants and jeans.

Customers

Ever-Glory manufactures garments for a number of well-known retail chains including ITOYOKADO, UNIQLO, Debenhams, GAP, C&A, Next, BHS, TESCO, M&S, J.C. Penny, Wal-Mart, Kellwood, B.B. Dakota and Abercrombie & Fitch. The Company also manufactures garments for a number of internationally famous brands such as LEVI'S, GUESS, OLD NAVY, BROOKS BROTHERS, HARLEY-DAVIDSON, JONES, EDWIN, BOBSON, BIG JOHN, Reebok, The North Face, Fat face, STS and Polo.

The Company also has its own design capabilities and can provide its customers with a selection of unique and original designs that the customer may have manufactured for them.

In the six months ended June 30, 2005, 50% of the Company’s revenues came from EU Countries, 35% from Japan and 15% from the United States. In the six months ended June 30, 2005, one customer represented approximately 18% of the Company’s sales. The Company has no long-term contracts with any of its customers. There can be no assurance that our customers will continue to place orders with us of the same magnitude as they have in the past, or at all. In addition, the apparel industry historically has been subject to substantial cyclical variation, with consumer spending for purchases of apparel and related goods tending to decline during recessionary periods. To the extent that these financial difficulties occur, there can be no assurance that our financial condition and results of operations would not be adversely affected.

Suppliers

The Company purchases raw materials directly from local fabric and accessory suppliers. The Company may also import specialty fabrics to meet specific customer requirements. The Company also purchases finished goods from other contract manufacturers. One supplier represented 10% of the Company’s raw materials purchases in the six months ended June 30, 2005. The Company has not experienced difficulty in obtaining finished goods or raw materials essential to its business.

Sales and Marketing

The Company leverages the sales and marketing organization of Jiangsu, of which Goldenway was a subsidiary prior to its acquisition by the Company. Jiangsu has sales and marketing offices around the world, including Hong Kong, London and Germany.

In addition, the Company attends and participates in trade shows around the world, including Europe, Japan, the U.S. and China’s largest tradeshow in Guangdong Province. However, the primary source of new customers continues to be referrals from existing customers.

Production and Quality Control

The Company produces the majority of its products. The Company may, however, outsource manufacturing from time to time based upon factory capacity and customer demand. The Company’s factory covers an area of 10,000 square meters and is equipped with state-of-the-art production equipment. The Company’s factory is located in Nanjing. The Company is in the process of expanding its manufacturing facilities in the Nanjing Jiangning Economic and Technological Development Zone in Nanjing, China.

The Company is committed to designing and manufacturing high quality garments. Because the Company emphasizes fit, performance and quality of its apparel products, the Company places a high priority on quality control. The Company has implemented strict quality control and craft discipline systems. Prior to manufacturing in large quantities, the Company obtains the approval of its customers either through a direct visit to the factories or by shipping samples of its apparel products to its customers for inspection and comment. This ensures that the product meets specifications prior to shipping. In addition, employees of the Company periodically inspect the manufacturing process and quality of apparel products. The Company’s factory is ISO 9000 certified.

Delivery and Transportation

The Company ships product directly to the customer. The Company has access to a variety of ground and air shipping companies and can typically deliver the product to the client within a few days. The merchandise is shipped from the production facility by truck to a port where it is consolidated and loaded on containerized vessels for ocean transport to the ultimate destination.

Competition

The garment manufacturing industry is highly competitive, particularly in China. The Company's competitors include garment manufacturers of all sizes, both within China and elsewhere in the world, many of which have greater financial and manufacturing resources than the Company. The Company has been in the garment manufacturing business since 1993 and believes that it has earned a reputation for producing high quality products efficiently and at competitive prices. The Company believes that it competes favorably with other companies based on the experience and know-how the Company has acquired since 1993 as well as the Company’s state-of-the-art equipment, which enables it to produce high-quality garments at competitive prices.

Governmental Regulations/Quotas

Pursuant to the World Trade Organization (WTO) Agreement, effective January 1, 2005, the United States and other WTO member countries removed quotas from WTO members. However, as the removal of quotas resulted in an import surge from China, the U.S. took action in May 2005 and imposed safeguard quotas on seven categories of goods. Exports of each specified product category will continue to be admitted into the United States in the ordinary course until the restraint level for that category is reached, after which further exports will be embargoed and will not be cleared until after January 2006. Additionally, on June 10, 2005, in response to the surge of Chinese imports into the European Union (EU), the EU Commission signed a Memorandum of Understanding (MOU) with China in which ten categories of textiles and apparel will be subject to restraints and on November 8, 2005, the U.S. and China entered into a Memorandum of Understanding in which 21 categories of textiles and apparel are subject to restraints. Certain of the Company’s apparel products fall within the categories subject to the safeguards in the U.S. and the EU, which could adversely affect the Company’s ability to export and sell these products. At this time, based on expected U.S. and EU actions and other mitigating factors, the Company believes that such safeguard measures will not have a material impact on its sales in the U.S. and EU. On a longer term basis, if necessary, the Company expects to adjust the types of apparel it manufactures and therefore believes that the aforementioned restraints and safeguard measures will not have a material impact on its sales and profitability. There can be no assurance that additional trade restrictions will not be imposed on the exports of the Company’s products in the future. Such actions could result in increases in the cost of its products generally and may adversely affect the Company’s results of operations. The Company continues to monitor the developments described above.

Seasonality

We have typically experienced seasonal fluctuations in sales volume. These seasonal fluctuations result in sales volume decreases in the first and fourth quarters of each year due to the seasonal fluctuations experienced by the majority of our customers.

Employees

The Company employs a staff of over 700 people. All of the Company’s work force is non-union and the Company considers its relations with its employees to be satisfactory.

Available Information

As an issuer whose securities are registered under Section 12(g) of the Exchange Act, the Company is required to file periodic reports with the Securities and Exchange Commission (the "Commission"). In addition, the National Association of Securities Dealers, Inc. (the "NASD"), requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the Exchange Act.

The SEC maintains an Internet site that contains copies of the reports we file electronically. The address for the SEC website is www.sec.gov. Shareholders may also read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Compliance With Environmental Laws (Federal, State And Local)

Due to the nature of the Company's operations, the Company does not believe that compliance with environmental laws will have a material impact on the Company or its operations.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Overview

Ever-Glory and its subsidiaries (the "Company") manufacture apparel for men, women and children for primarily middle to high-grade well-known casual wear, outerwear and sportswear brands and for a variety of companies. All of its products are exported to Japan, EU countries and the United States. The Company’s customers include large retailers and well-known brands. The Company is the result of a merger of Andean Development Corporation, a corporation organized under the laws of the State of Florida ("Andean"); and Perfect Dream Limited, a corporation organized under the laws of British Virgin Islands "Perfect Dream"). Andean was formed on October 19, 1994 and engaged in the business of providing engineering and project management services and electrical and mechanical equipment for energy and private works projects. As of June 30, 2005, Andean had zero assets and liabilities of $57,000. Perfect Dream was incorporated on July 1, 2004 in the British Virgin Islands. In January of 2005, Perfect Dream acquired 100% of Goldenway Nanjing Garments Co., Ltd ("Goldenway").

Goldenway is a limited liability company, which was incorporated in the People's Republic of China (the "PRC") on December 31, 1993. Until December 2004, Goldenway was a subsidiary of Jiangsu. After its acquisition by Perfect Dream and effective as of April 20, 2005, Goldenway changed its status to that of a wholly foreign owned enterprise and increased its registered capital from $2,512,106 to $20,000,000. The increased registered capital will be paid-in in installments within three years of the issuance of Goldenway's updated business license. The first installment of $2,623,184 is due on December 31, 2005.

In the six months ended June 30, 2005, 50% of the Company’s revenues came from EU Countries, 35% from Japan and 15% from the United States. In the six months ended June 30, 2005, one customer represented approximately 18% of the Company’s sales. Management believes that the relationship with these customers will continue into the foreseeable future.

The Company purchases the majority of its raw materials directly from numerous local fabric and accessories suppliers. The Company may also purchase finished goods from other contract manufacturers. One supplier represented 10% of the Company’s raw materials purchases for the six months ended June 30, 2005.  The Company has not experienced difficulty in obtaining raw materials essential to its business and management believes that the relationship with its suppliers will continue into the foreseeable future.

The Company currently operates one factory in the Nanjing Jiangning Economic and Technological Development Zone of mainland, China. The factory covers an area of 10,000 square meters and is equipped with highly advanced, state-of-the-art equipment. The factory employs a staff of over 700 people with an annual production capacity of over 1,000,000 pieces. All of the Company’s work force is non-union, and the Company considers its relations with its employees to be satisfactory.

Under the laws of the PRC, Goldenway was entitled to a 100% exemption from income tax for two years beginning in the year Goldenway became profitable, and a 50% tax exemption for the subsequent three years. As a wholly foreign owned enterprise, the Company is subject to an income tax rate of 24% beginning in 2005. As a wholly foreign owned enterprise that exports substantially all of its products, the Company may be eligible for a reduction in its tax rate of up to 50% in 2006.

Results of Operations

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Revenues, Cost of Revenues and Gross Margin

Revenues for the year ended December 31, 2004 were $7,967,601, an increase of 16.9% from $6,815,744 for 2003. Our increase in revenues was mainly attributable to an increase in sales, particularly to customers in EU countries.

Cost of sales for the year ended December 31, 2004 was $6,092,868, an increase of 8.33% from $5,624,402 for 2003. The increase in cost of sales was mainly attributable to the increase in sales. As a percentage of revenues, cost of sales decreased to approximately 76% for 2004 from approximately 83% for 2003. Consequently, gross margin as a percentage of revenues increased to approximately 24% for 2004 from approximately 17% for 2003. The decrease in cost of sales and the increase in gross margin were attributable to productivity and efficiency increases as well as higher margin orders from customers.

General and Administrative Expenses

General and Administrative expenses totaled $418,060 for 2004, a decrease of $77,049 from $495,109 for 2003. The decrease in general and administrative expenses was primarily the result of cost containment efforts.

Income before taxes for 2004 was $1,378,439, an increase of $827,483 from $550,956 for 2003.

Three Months Ended June 30, 2005 Compared To Three Months Ended June 30, 2004

Revenues, Cost of Revenues and Gross Margin

Revenues for the quarter ended June 30, 2005 were $1,412,675, an increase of 22% from $1,810,311 for the same quarter in 2004. Our increase in revenues was mainly attributable to an increase in orders from European and U.S. customers as a result of the cancellation of export quotas on January 1, 2005 for all WTO members; and an increase in orders for fall/winter garments, which command a higher price per piece than spring/summer garments. In 2004 substantially all textile products exported to the U.S. and EU from China were subject to quotas. Pursuant to a prior agreement among WTO nations, all quotas on textiles were removed in January 2005 for all WTO members. Although quotas on certain categories of textiles were reinstituted in March 2005, with respect to the U.S. and the EU, these quotas apply to fewer categories of textiles. As a result, the Company saw an increase in orders from European and U.S. customers.

Cost of sales for the quarter ended June 30, 2005 was $1,128,290, a decrease of $482,135 from $1,610,425 for the quarter ended June 30, 2004. As a percentage of revenues, cost of sales decreased to approximately 80% for the quarter ended June 30, 2005 from approximately 89% for the quarter ended June 30, 2004. Consequently, gross margin as a percentage of revenues increased to approximately 20% for the quarter ended June 30, 2005 from approximately 11% for the quarter ended June 30, 2004. The Company was able to attract higher margin orders from customers. In addition, the reinstitution of quotas in March 2005 did not have a significant impact in this period.

General and Administrative Expenses

General and Administrative expenses were $112,698 for the quarter ended June 30, 2005, a decrease of $39,079 from $151,777 for the quarter ended June 30, 2004. The decrease in general and administrative expenses was mainly due to cost containment measures.

Income before taxes for the quarter ended June 30, 2005 was $146,849 an increase of $111,382 from $35,467 for the quarter ended June 30, 2004.

Six Months Ended June 30, 2005 Compared To Six Months Ended June 30, 2004

Revenues, Cost of Revenues and Gross Margin

Revenues for the six months ended June 30, 2005 were $2,819,871, an increase of 32% from $2,138,862 for same period in 2004. The increase in revenues were attributable to an increase in orders from European and U.S. customers as a result of the cancellation of export quotas on January 1, 2005; and an increase in orders for fall/winter garments which command a higher price per piece than spring/summer garments.

Cost of sales for the six months ended June 30, 2005 was $2,269,335 an increase of $552,577 from $1,716,758 for the six months ended June 30, 2004. As a percentage of revenues, cost of sales remained steady at approximately 80% for the six months ended June 30, 2005 and 2004.

General and Administrative Expenses

General and Administrative expenses totaled $302,789 for the six months ended June 30, 2005, an increase of $27,395 from $275,394 for the six months ended June 30, 2004. The increase in general and administrative expenses was mainly due to an increase in production partially offset by cost containment measures.

Income before taxes for the six months ended June 30, 2005 was $202,274, an increase of $85,918 from $116,356 for the six months ended June 30, 2004.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2005, the Company had cash and cash equivalents of $108,519, other current assets of $3,869,164 and current liabilities of $3,036,383. To date, the Company has financed its operations primarily from operations and cash flow from operations is expected to continue to be the Company's primary source of funds to finance its short-term cash needs.

Capital Commitments

The Company has a continuing program for the purpose of improving its products and production machinery. As of June 30, 2005, the Company had commitments for capital projects in progress of approximately $274,000. The Company anticipates that cash flows from operations will be used to pay for these capital commitments. In addition, the Company expects to use funds received from the repayment of outstanding loans due the Company. The Company is owed approximately $2.6 million from related companies as of June 30, 2005 for products sold and advances made. These loans are repayable on demand. The Company expects to be repaid in full by the end of 2006.

Pursuant to the Articles of Association of Goldenway, registered capital of $17,487,894 needs to be paid into Goldenway by February 1, 2008. The increased registered capital will be paid-in in installments within three years of the issuance of Goldenway's updated business license. The first installment of $2,623,184 is due on December 31, 2005 and the remaining $14,864,710 by February 1, 2008.

The Company has made a deposit on 113,220 square meters of land in Nanjing Jiangning Economic and Technological Development Zone, which includes an existing manufacturing facility of 26,629 square meters. The Company expects to sign the purchase agreement and complete the purchase in 2006. However, the Company has been allowed to take possession of the property prior to the consummation of the purchase. The Company expects the new manufacturing facility to be in production by late 2006 and will replace the Company's current manufacturing facility. The Company does not believe that substantial capital will be required to bring the new facility into full production and expects that cash from operations will be adequate to bring this facility online.

Uses of Liquidity.

The Company's cash requirements through the end of fiscal 2006 are primarily to fund operations and to complete the new manufacturing facility in Nanjing. The Company plans to acquire additional manufacturing capacity in the future to strengthen and stabilize its manufacturing base. The Company is also looking to establish its own distribution and logistics channels in overseas markets and to launch its own brand directly to the Chinese market. In addition, the Company will need to make the required capital contributions to its subsidiary, Goldenway.

Sources of Liquidity.

The Company’s primary source of liquidity for its short-term cash needs is expected to be cash flow generated from operations, and cash and cash equivalents currently on hand. The Company believes its cash flow from operations together with its cash and cash equivalents currently on hand will be sufficient to meet its working capital, capital expenditure and other commitments through December 2006. For its long-term cash needs, the Company is currently considering a number of different financing opportunities including debt and equity financing. Adequate funds may not be available on terms acceptable to it. If additional funds are raised through the issuance of equity securities, dilution to existing stockholders may result. If funding is insufficient at any time in the future, the Company may be unable to develop or enhance its products or services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on its financial position, results of operations and cash flows.

As of June 30, 2005 the Company did not have any amounts outstanding under any credit facilities or lines of credit and it is not the guarantor of any debt or any other material third-party obligations. As of June 30, 2005, the Company did not have any standby letters of credit nor any standby repurchase obligations.

Foreign Currency Translation Risk.

The Company does not believe that it has significant foreign currency transactional exposures.

ITEM 3. DESCRIPTION OF PROPERTY.

The Company currently operates one factory in the Nanjing Jiangning Economic and Technological Development Zone in Nanjing, China. The factory covers an area of 10,000 square meters and is equipped with highly advanced, state-of-the-art equipment. The Company's factory sits on land owned by Jiangsu.  The Company owns the building and improvements and leases the land from Jiangsu pursuant to a 20 year lease.  The Company has prepaid 100% of the rental payments under the lease.

The Company's U.S. executive offices are located at 17870, Castleton St. #335, City of Industry, CA, 91748. The Company has made a deposit on 113,220 square meters of land in Nanjing Jiangning Economic and Technological Development Zone, which includes an existing manufacturing facility of 26,629 square meters. The Company expect to sign the purchase agreement and complete the purchase in 2006. However, the Company has been allowed to take possession of the property prior to consummation of the purchase. The Company expects the new manufacturing facility to be in production by late 2006 and will replace the Company’s current manufacturing facility. The Company does not believe that substantial capital will be required to bring the new facility into full production and expects that cash from operations will be adequate to bring this facility online.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Security Ownership Of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s Common Stock as of December 16, 2005 by each person known to the Company to own more than five percent (5%) of the Company’s Common Stock and by each of the Company’s current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class	Amount and Nature of Beneficial Ownership of Series A Preferred Stock(1)	Percent of Class

Executive Officers and Directors(2)
Kang, Yi Hua….……	614,338	3.1%	6,238	79.1%
Yan, Xiao Dong….……			499	6.3%
Wei, Ru Qin….……			115	1.5%
Sun, Jia Jun….……			230	2.9%
Li, Ning….……			384	4.9%
Guo, Yan….……			-	-
All Executive Officers and Directors as a Group (six persons)...................			7,466	94.7%

(1) The percentage of shares beneficially owned is based on 19,971,758 shares of common stock outstanding and 7,883.551 shares of series A preferred outstanding. Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power of the shares. On or about October 27, 2005, each of the shareholders listed in this table, as well as other shareholders holding an aggregate of 336,573 shares (total 7,883,551 shares) exchanged their shares of common stock for 7,883.551 shares of preferred stock, in order to increase the availability of common stock for public shareholders. Each share of preferred stock has the same voting, dividend and liquidation rights as 1,000 shares of common stock and will convert back into common stock at such time as the Company is able to increase the number of authorized shares of common stock to no less than 500,000,000 shares. In addition, on November 1, 2005, the Company effected a 7.6 -for-1 forward stock split of its common stock in the form of a stock dividend, which increased the number of outstanding shares of common stock to 19,971,758 shares. In addition, the conversion ratio of the preferred stock was proportionately adjusted. The number of shares reflected in this table are presented on an as-converted into common basis.

(2) The address for each of Ever-Glory's directors and executive officers is Ever-Glory's principal offices, Ever-Glory International Group, Inc., 17870 Castleton Street, #335 City of Industry, California.

Changes In Control

There are no present arrangements or pledges of the Company's securities which may result in a change in control of the Company.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Identification Of Directors And Executive Officers

Our directors and executive officers, their respective positions and ages, and the year in which each director was first elected, are set forth in the following table. Each director has been elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected and has qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person. Additional information concerning each of these individuals follows the table.

Directors and Executive Officers

Name	Age	Position(s)	Director Since
KANG Yi Hua	42	President and Chief Executive Officer, Secretary and Director	2005
SUN Jia Jun	32	Chief Operating Officer and Director	2005
GUO Yan	28	Chief Financial Officer
YAN Xiao Dong	42	Director	2005
LI Ning	42	Director	2005
WEI Ru Qin	52	Director	2005
JIN Qiu	32	Secretary

KANG, YI HUA. Since the effective date of the merger, Mr. Kang has served as the Company’s President and Chief Executive Officer and as the Chairman of the Company’s Board of Directors. From December 1993 to the present, Mr. Kang has served as the President and Chairman of the Board of Directors of Goldenway. From January 2005 to the present, Mr. Kang has served as the Chairman of the Board of Directors of Perfect Dream. Mr. Kang has extensive worldwide managerial and operational experience focusing upon business development and strategic planning. Mr. Kang formerly was the party Branch Secretary of the Management Department, Nanjing Aeronautics and Astronautics University, and the Vice General Manager of the Import and Export Department of Nanjing Shenda Company. Mr. Kang earned a Bachelor’s degree in Management from Beijing Aeronautics and Astronautics University and a Bachelor’s degree in Engineering from Nanjing Aeronautics and Astronautics University.

SUN JIA JUN. Since the effective date of the merger, Mr. Sun has served as the Company’s Chief Operating Officer and a member of the Company’s Board of Directors. Mr. Sun has been a member of the Board of Directors of Goldenway since 2000. From July 1996 to November 2002, Mr. Sun was the General Manager of International Trade Department at Goldenway. Mr. Sun has more than 8 years experience in import and export in the textile industry. Mr. Sun earned a Bachelor’s degree from the Wuhan Textile Industry Institute.

GUO, YAN. Since the effective date of the merger, Ms. Guo has served as the Company’s Chief Financial Officer. From July 1999 to 2004, Ms. Guo was the section chief of the financial and accounting department of Goldenway. Ms. Guo earned a Bachelor’s degree in Accounting from the Nanjing Audit Institute.

YAN, XIAO DONG. Since the effective date of the merger, Mr. Yan has been a member of the Company’s Board of Directors. Mr. Yan has been a member of Goldenway’s Board of Directors since 1994. Mr. Yan has more than 10 years experience in import and export and garment production management. Mr Yan earned a Bachelor’s degree in Mechanical Engineering from Nanjing Aeronautics and Astronautics University.

LI, NING. Since the effective date of the merger, Mr. Li has been a member of the Company’s Board of Directors. Mr. Li has been a member of Goldenway’s Board of Directors since 2000. Mr. Li has more than 10 years experience in finance and investment management. Mr Li earned a Bachelor’s degree in Computer Science from Nanjing Aeronautics and Astronautics University.

WEI, RU QIN. Since the effective date of the merger, Mr. Wei has been a member of the Company’s Board of Directors Mr. Wei has been the head of the Auditing Department of Goldenway since 2000. Mr. Wei has more than 20 years experience in accounting and finance management in the construction and textile industries. Mr. Wei formerly served as a Vice Manager at Lishui Textile Garment Industry Company and Manager at Lishui Second Light Textile Products Material Supply & Marketing Office.

JIN, QIU. Mr. Jin has served as the Corporate Secretary since 2005. From 2003 to 2005, Mr Jin served as the secretary to the president Mr Kang Yi Hua in the aspects of corporation development planning and investment management. Mr Jin earned a Bachelor’s degree in English culture from Beijing Institute of International Relations and a Master’s degree in Economics from Nanjing University.

Involvement In Certain Legal Proceedings

During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of the Company:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding
      (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring,  suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the Commission or the
      Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

ITEM 6. EXECUTIVE COMPENSATION.

The following table sets forth the aggregate compensation paid by the Company for services rendered during the periods indicated:

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)
Name and Principal Position	Year or Period Ended	Salary ($)(2)	Bonus ($)	Other Annual Compensation ($)	All Other Compensation ($)
Kang Yi Hua President and Chief Executive Officer	2004	5,441	--	--	--
	2003	6,892	--	--	--
	2002	4,897	--	--	--

(1) All compensation is paid in RMB. The amounts in the foregoing table have been converted to U.S. dollars at the conversion rate of 8.27.

No deferred compensation or long-term incentive plan awards were issued or granted to the Company's management during the years ended December 31, 2004, 2003 or 2002. No employee, director, or executive officer has been granted any option or stock appreciation rights; accordingly, no tables relating to such items have been included within this Item.

Compensation of Directors

There are no standard arrangements pursuant to which the Company's directors are compensated for any services provided as a director. No additional amounts are payable to the Company's directors for committee participation or special assignments.

Employment Contracts And Termination Of Employment And Change-In-Control Arrangements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company, with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his resignation, retirement or other termination of employment with the Company, any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Mr. Kang, the Company's Chairman of the Board and Chief Executive Officer is also on the board of Jiangsu. During 2003, 2004 and 2005 the Company subcontracted manufacturing to Jiangsu or one of its subsidiaries. The Company provided the raw materials to Jiangsu and was charged a fixed labor charge. The Company owed Jiangsu $1,580,865 and $1,322,500 as of December 31, 2004 and 2003, respectively. As of June 30, 2005, the Company owed Jiangsu $1,940,808. In addition, during 2003, 2004 and for the six months ended June 30, 2005, the Company provided manufacturing work to Jiangsu or its subsidiaries. In 2003 and 2004 the Company was paid $939,362 and $367,726, respectively, and for the six months ended June 30, 2005, the Company was paid $512,401. As of June 30, 2005 Jiangsu owed the Company $2,621,766 for contract manufacturing services and working capital advances.

Except as set forth above, there were no material transactions, or series of similar transactions, during the fiscal year ended December 31, 2004 and for the 6 months ended June 30, 2005, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer, promoter, or any security holder who is known to our Company to own of record or beneficially own more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

ITEM 8. DESCRIPTION OF SECURITIES.

Common and Preferred Stock

The aggregate number of shares which this corporation has authority to issue is 20,010,000 shares, divided into two classes, 20,000,000 shares of common stock, no par value and 10,000 shares of Series A Convertible Preferred Stock, no par value. As of December 31, 2005, there were 19,971,758 shares of common stock outstanding and 7,883 shares of preferred outstanding.

The terms of the Series A Convertible Preferred Stock are as follows:

Dividends. The holders of shares of Series A Convertible Preferred Stock are entitled to receive, when and as declared by the Company’s Board of Directors, dividends on parity with holders of the Company’s common stock.

Redemption. The Series A Convertible Preferred Stock is not redeemable.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, the entire assets of the Company legally available for distribution by the Company shall be distributed with equal priority and pro rata among the holders of the Series A Convertible Preferred Stock and Common Stock in proportion to the number of shares of Common Stock held by them, including shares of Common Stock issuable to them upon conversion of the Series A Convertible Preferred Stock.

Conversion. Each share of Series A Convertible Preferred Stock shall be automatically converted into shares of the Company’s common stock at the then-effective conversion rate on the date on which the Company’s Articles of Incorporation are amended increasing the number of authorized common shares to no less than 500,000,000. The initial conversion rate is one thousand (1,000) shares of common stock for each share of Series A Convertible Preferred Stock. The conversion rate was adjusted to 7,600 shares of common stock for each share of Series A Preferred Stock as a result of the stock dividend which took place on November 1, 2005.

Adjustments to Conversion Rate. The conversion rate of the Series A Convertible Preferred Stock shall be proportionately adjusted for any stock split, stock dividend or consolidation. In addition, if the Company’s common stock is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, in lieu of the common stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been issuable to the holders of the Series A Convertible Preferred Stock if such holders had exercised their rights of conversion immediately before such reorganization, reclassification or otherwise. Furthermore, if there shall be a capital reorganization other than as set forth above, or a merger of the Company into another corporation or the sale of all or substantially all of the Company’s assets, appropriate provision shall be made so that the holders of the Series A Convertible Preferred Stock shall be entitled to receive the number of shares of stock or other securities or property of the Company to which such holders would have been entitled had such holders converted the Series A Convertible Preferred Stock into common stock immediately prior to such capital reorganization, merger or sale.

Voting. The Series A Convertible Preferred Stock shall vote together with the common stock, except as required by Florida law. The number of votes to which each shares of Series A Convertible Preferred Stock is entitled shall be determined on an as-converted basis.

All of the shares of common stock and Series A Convertible Preferred Stock are validly issued, fully paid and non-assessable. Fully paid stock of this corporation shall not be liable to any further call or assessment. The holders of the Company's common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders.

No Outstanding Options, Warrants or Calls

There are no outstanding options, warrants or calls to purchase any of the authorized securities of the Company.

No Provisions Limiting Change of Control

There is no provision in the Company's Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of the Company.

PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS.

Market Information

Price Range of Common Stock

Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol "EGLY.OB". As of December 16, 2005, we had approximately 25 holders of record. Presented below is the high and low bid information of our common stock for the periods indicated. The source of the following information is Bloomberg. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

COMMON STOCK
	HIGH	LOW
FISCAL YEAR ENDING DECEMBER 31, 2005:
First Quarter	$0.55	$0.35
Second Quarter	$0.82	$0.27
Third Quarter	$0.62	$0.39
Fourth Quarter	$0.60	$0.15
FISCAL YEAR ENDING DECEMBER 31, 2004:
First Quarter	$0.75	$0.197
Second Quarter	$0.43	$0.27
Third Quarter	$0.47	$0.15
Fourth Quarter	$0.43	$0.19

Dividends

The Company has not declared any cash dividends with respect to its common stock, and does not intend to declare dividends in the foreseeable future. The future dividend policy of the Company cannot be ascertained with any certainty. There are no material restrictions limiting, or that are likely to limit, the Company's ability to pay dividends on its securities.

Equity Compensation Plans

At the end of our last fiscal year, we had no equity compensation plans for any of our employees, directors and consultants pursuant to which options, rights or shares could have been granted or issued.

ITEM 2. LEGAL PROCEEDINGS.

The Company is not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or persons who may be deemed to be an "affiliate" of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Effective on October 25, 2005, the Registrant dismissed Madsen & Associates CPA (“Madsen”) as its principal independent accountants engaged to audit the financial statements of the Registrant. Management’s decision was based on the fact that its newly acquired subsidiary, Perfect Dream Limited, is audited by the qualified accounting firm described below.

Madsen performed the audit of the Registrant’s financial statements for year ending December 31, 2004. During this period and the subsequent interim period prior to the Registrant declining to renew their engagement, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Madsen’s satisfaction would have caused Madsen to make reference to this subject matter of the disagreements in connection with Madsen’s report, nor were there any "reportable events" as such term is defined in Item 304(a)(3) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended. The audit report of Madsen for the

Registrant's year ending on December 31, 2004 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, other than the uncertainty that the Registrant might not be able to operate as a going concern.

The decision to dismiss Madsen was approved by the Registrant’s Board of Directors.

Madsen furnished Registrant with a letter addressed to the Securities and Exchange Commission that stated it agreed with the statements made above by the Registrant. A copy of such letter is filed as Exhibit 16.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2005.

Effective October 25, 2005, the Registrant engaged Jimmy C. H. Cheung & Co. as the new principal accountants to audit its financial statements. The decision to engage Jimmy C.H. Cheung & Co. was approved by the Registrant's Board of Directors. Jimmy C.H. Cheung & Co. is registered with the Public Company Accounting Oversight Board.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

On August 22, 2005, pursuant to the Agreement and Plan of Reorganization (the “Reorganization Agreement”) entered into by the Company, Perfect Dream Limited, a corporation organized under the laws of the British Virgin Islands (“Perfect Dream”) and the shareholders of Perfect Dream, the Company issued 7,673,325 shares (after giving effect to a one-for-thirty reverse split of the Company’s outstanding common stock, expected to be effected in January 2006) of its restricted (as defined in Rule 144 of the Securities Act of 1933, as amended) common stock to the shareholders of Perfect Dream Limited, in exchange for all of the issued and outstanding capital stock of Perfect Dream. No underwriter participated in the transaction. In addition, the Company issued 210,226 shares of its common stock to two finders in connection with the transaction. The transaction was exempt from registration under the Securities Act of 1933, as amended, based upon the provisions of Regulation S.

In addition, pursuant to the Reorganization Agreement, the Company issued 2,500,000 shares (after giving effect to a one-for-thirty reverse split of the Company’s outstanding common stock, expected to be effected in January 2006) on the conversion of five outstanding convertible promissory notes in the aggregate amount of $57,000. The issuance of these shares was exempt from registration in reliance upon Section 4(2) of the Securities Act and Section 3(a)(9) of the Securities Act.

On October 27, 2005, shareholders holding an aggregate 7,883,551 shares of common stock exchanged their shares of common stock for 7,883.551 shares of preferred stock. The issuance of these shares was exempt from registration in reliance upon Section 4(2) of the Securities Act and Section 3(a)(9) of the Securities Act.

In addition, on November 1, 2005, the Company effected a 7.6 -for-1 forward stock split of its common stock in the form of a stock dividend, which increased the number of outstanding shares of common stock to 19,971,758 shares. The issuance of these shares was exempt from registration in reliance upon Section 4(2) of the Securities Act and Section 3(a)(9) of the Securities Act.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 607.0850(1) of the Florida Business Corporation Act authorizes a Florida corporation to indemnify any officer or director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the Florida Business Corporation Act authorizes a Florida corporation to indemnify any officer or director against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

Section 607.0850 prohibits a Florida corporation from indemnifying an officer or director in a proceeding by or in the right of the corporation or in which the officer or director was adjudged liable to the corporation unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. In addition, a Florida corporation is prohibited from indemnifying an officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute a transaction from which the officer or director derived an improper personal benefit.

Section 607.0850(3) requires that a corporation indemnify an officer or director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith.

Pursuant to Section 607.0850(6), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking.

Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Florida Business Corporation Act, Section 607.0850 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

INDEX TO FINANCIAL INFORMATION

PAGE(S)
FINANCIAL INFORMATION OF REGISTRANT:
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets as of December 31, 2004 (Consolidated) and 2003	F-2
Statements of Operations and Comprehensive income for the years ended December 31, 2004 (Consolidated) and 2003	F-3
Statements of Stockholders’ Equity for the years ended December 31, 2004 (Consolidated) and 2003	F-4
Statements of Cash Flows for the years ended December 31, 2004 (Consolidated) and 2003	F-5
Notes to Financial Statements	F-6
Balance Sheet as of June 30, 2005 (Unaudited)	F2-1
Condensed Consolidated Statements of Operations and Comprehensive Income for Three and Six Months Ended June 30, 2005 and 2004 (Unaudited)	F2-2
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2005 and 2004 (Unaudited)	F2-3
Notes to Condensed Consolidated Financial Statements as of June 30, 2005 (Unaudited)	F2-4

PERFECT DREAM LIMITED
AND SUBSIDIARY

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 (CONSOLIDATED) AND 2003 (RESTATED)

PERFECT DREAM LIMITED AND SUBSIDIARY
CONTENTS

    Jimmy C.H. Cheung & Co
     Certified Public Accountants
     (A member of Kreston International)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Perfect Dream Limited and subsidiary

We have audited the accompanying balance sheets of Perfect Dream Limited and subsidiary, as of December 31, 2004 (consolidated) and 2003, and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the years ended December 31, 2004 (consolidated) and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perfect Dream Limited and subsidiary, as of December 31, 2004 (consolidated) and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 (consolidated) and 2003 (restated) , in conformity with accounting principles generally accepted in the United States of America.  As discussed in Note 11, the Company restated its statements of cash flows in financial statements for the years ended December 31, 2004 (consolidated) and 2003.

JIMMY C.H. CHEUNG & CO
Certified Public Accountants

Hong Kong

Date: April 22, 2005

PERFECT DREAM LIMITED AND SUBSIDIARY
 BALANCE SHEETS
AS OF DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

ASSETS

	2004 (Consolidated)	2003

CURRENT ASSETS
Cash and cash equivalents	$160,612	$22,225
Accounts receivable, net of allowances	180,613	94,152
Accounts receivable - related companies	130,784	65,610
Due from related companies	2,535,500	4,350,000
Inventories	794,412	138,014
Other receivables and prepaid expenses	143,415	8,156
Total Current Assets	3,945,336	4,678,157

PROPERTY AND EQUIPMENT, NET	3,500,629	1,310,258
TOTAL ASSETS	$7,445,965	$5,988,415

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$322,325	$264,949
Due to related companies	1,580,869	34,100
Other payables and accrued expenses	733,601	856,405
Capital lease payable	-	1,734
Value added tax payable	66,517	14,392
Income tax and other tax payable	84,820	103,453
Total Current Liabilities	2,788,132	1,275,033

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
$1.00 par value, 50,000 shares authorized, issued and outstanding	50,000	50,000
Additional paid-in capital	1,173,702	2,462,106
Retained earnings
Unappropriated	1,599,034	579,335
Appropriated	1,807,290	1,594,134
Accumulated other comprehensive income	27,807	27,807
Total Stockholders' Equity	4,657,833	4,713,382

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,445,965	$5,988,415

The accompanying notes are an integral part of these financial statements

PERFECT DREAM LIMITED AND SUBSIDIARY
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

	2004 (Consolidated)	2003

NET SALES
To related parties	$367,726	$939,362
Other	7,599,875	5,876,382
Total net sales	7,967,601	6,815,744
COST OF SALES	(6,092,868)	(5,624,402)
GROSS PROFIT	1,874,733	1,191,342
OPERATING EXPENSES
Selling expenses	31,826	113,520
General and administrative expenses	418,060	495,109
Loss on disposal of fixed assets	13,084	65
Depreciation and amortization	24,656	30,221
Total Operating Expenses	487,626	638,915
INCOME FROM OPERATIONS	1,387,107	552,427
OTHER INCOME (EXPENSES)
Interest income	-	277
Interest expenses	(2,454)	-
Other expenses	(6,214)	(1,748)
Total Other Expenses	(8,668)	(1,471)
INCOME BEFORE INCOME TAX EXPENSE	1,378,439	550,956
INCOME TAX EXPENSE	(145,584)	(82,729)
NET INCOME	1,232,855	468,227
OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	-	27,807
COMPREHENSIVE INCOME	$1,232,855	$496,034
Net income share-basic and diluted	$24.66	$9.92

Weighted average number of shares outstanding during the year basic and diluted	50,000	50,000

The accompanying notes are an integral part of these financial statements

PERFECT DREAM LIMITED AND SUBSIDIARY
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

	Common Stock		Additional Paid in capital	Unappropriated retained earnings	Appropriated retained earnings	Other Comprehensive Income	Total
	Share	Amount
Balance at December 31, 2002	50,000	$50,000	$2,462,106	$304,530	$1,400,712	$-	$4,217,348
Net income for the year	-	-	-	468,227		-	468,227
Other comprehensive income						27,807	27,807
Transfer from retained earnings to statutory and staff welfare reserves	-	-	-	(193,422)	193,422	-	-
Balance at December 31, 2003	50,000	50,000	2,462,106	579,335	1,594,134	27,807	4,713,382
Contribution by stockholders			50,000	-	-	-	50,000
Distribution to stockholders			(1,338,404)				(1,338,404)
Net income for the year	-	-	-	1,232,855	-	-	1,232,855
Transfer from retained earnings to statutory and staff welfare reserves	-	-	-	(213,156)	213,156	-	-
Balance at December 31, 2004
(consolidated)	50,000	$50,000	$1,173,702	$1,599,034	$1,807,290	$27,807	$4,657,833

The accompanying notes are an integral part of these financial statements

PERFECT DREAM LIMITED AND SUBSIDIARY
 STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

	2004
	(Consolidated)	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,232,855	$468,227
Adjusted to reconcile net income to cash provided
by operating activities:
Depreciation and amortization - cost of sales	139,281	124,870
Depreciation and amortization	21,028	26,593
Loss on disposal on fixed assets	13,084	65
Changes in operating assets and liabilities
(increase) decrease in:
Accounts receivable	(86,461)	(39,404)
Accounts receivable - related companies	(65,174)	56,439
Due from related companies	1,814,500	(1,470,000)
Other receivable and prepaid expenses	(135,259)	7,773
Value add tax receivables	-	33,949
Inventories	(656,398)	1,471,618
Increase (decrease) in:
Accounts payable	57,376	(444,151)
Due to related companies	1,546,769	-
Other payables and accrued expenses	(124,538)	(159,830)
Value add tax payables	52,125	-
Income tax and other tax payables	(18,633)	117,845
Net cash provided by operating activities	3,790,555	193,994

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,363,764)	(180,249)
Net cash used in investing activities	(2,363,764)	(180,249)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution by stockholders	50,000	-
Distribution to stockholders	(1,338,404)	-
Net cash used in financing activities	(1,288,404)	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	138,387	13,745

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	22,225	8,480

CASH AND CASH EQUIVALENTS AT END OF YEAR	$160,612	$22,225

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:
Interest expenses	$2,454	$-

Cash paid during the year for:
Income taxes	$143,494	$27,272

The accompanying notes are an integral part of these financial statements

PERFECT DREAM LIMITED AND SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Perfect Dream Limited ("Perfect Dream") was incorporated in the British Virgin Islands on July 1, 2004. Goldenway Nanjing Garments Company Limited ("Goldenway"), a People's Republic of China ("PRC") limited liability company was incorporated on December 31, 1993 with its principal place of business in Nanjing, PRC. Goldenway is principally engaged in the manufacturing and sale of garments.

During 2004, Perfect Dream acquired 100% of Goldenway for cash in the amount of $1,338,404. The transactions have been accounted for as a reorganization of entities under common control as the companies were beneficially owned by principally identical shareholders and share common management. (The financial statements have been prepared as if the reorganization had occurred retroactively. Perfect Dream and Goldenway are hereafter referred to as (the "Company").)

The accompanying 2004 consolidated financial statements include the accounts of Perfect Dream and its 100% owned subsidiary Goldenway. All significant inter-company balances and transactions have been eliminated in consolidation.

The accompanying 2003 consolidated financial statements include the accounts of Goldenway.

(B) Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C) Cash and cash equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with maturities of less than three months.

(D) Accounts receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on managements' assessment of the credit history with the customer and current relationships with them. As of December 31, 2004 and 2003, the Company considers all its accounts receivable to be collectable and no provision for doubtful accounts has been made in the financial statements.

(E) Inventories

Inventories are stated at lower of cost or market value, cost being determined on a first-in, first-out method. The Company provided inventory allowances based on excess and obsolete inventories determined principally by customer demand.

(F)  Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Trade accounts receivable, accounts payable, and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of the instruments.

PERFECT DREAM LIMITED AND SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(G) Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less an estimated residual value over the assets' estimated useful lives. The estimated useful lives are as follows:

Factory buildings	15 Years
Leasehold improvements	10 Years
Plant and machinery	10 Years
Furniture and fixtures	5 Years
Office equipment	5 Years
Motor vehicles	5 Years

(H) Revenue and cost recognition

The Company recognizes revenue upon delivery or shipment of the products, at which time title passes to the customer provided that: there are no uncertainties regarding customer acceptance; persuasive evidence of an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

Local transportation and unloading charges are included in selling expenses.

Cost of goods sold includes the appropriate materials purchasing, receiving and inspection costs, inbound freight where applicable, direct labour cost and manufacturing overheads consistent with the revenue earned.

(I)   Income taxes

The Company is organized in the British Virgin Islands and the People's Republic of China and no tax benefit is expected from the tax credits in the future.

PRC income tax is computed according to the relevant laws and regulations in the PRC. The Company is entitled to full exemption from income tax for two years beginning from the first year the Company becomes profitable and a 50% income tax reduction for the subsequent three years. Income tax expense has been recorded for 2004 and 2003 as the Company is entitled 50% income tax. The Company is subject  to an income tax rate of 24% beginning 2005.

(J)  Foreign currency translation

The functional currency of the Company is the Chinese Renminbi ("RMB"). Transactions denominated in currencies other than RMB are translated into United States dollars using period end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholder's equity as other comprehensive income (loss).

(K) Comprehensive income (loss)

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to United States Dollar is reported as other comprehensive income (loss) in the statements of operations and stockholders' equity.

PERFECT DREAM LIMITED AND SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

(L) Segments

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for operating information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decision how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segments.

2.          ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Accounts receivable	$180,613	94,152
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$180,613	$94,152

As of December 31, 2004 and 2003, the Company considered all accounts receivable collectable and has not recorded a provision for doubtful accounts.

3.          INVENTORIES

Inventories at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Raw materials	$115,495	$35,718
Work-in-progress	359,719	100,420
Finished goods	319,198	1,876
	794,412	138,014
Less: provision of obsolescence	-	-
	$794,412	$138,014

For the years ended December 31, 2004 and 2003, no provision for obsolete inventories was recorded by the Company.

PERFECT DREAM LIMITED AND SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

4.          PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31:

	2004	2003

Factory buildings	$637,689	$637,689
Plant and machinery	1,187,606	1,077,024
Office equipment	98,769	98,769
Motor vehicles	41,311	41,311
Furniture and fixtures	4,615	4,615
Leasehold improvements	101,238	101,238
Construction in progress	2,222,535	-
	4,293,763	1,960,646
Less: accumulated depreciation	793,134	650,388
Property and equipment, net	$3,500,629	$1,310,258

Depreciation expense for the years ended December 31, 2004 and 2003 was $160,309 and $ respectively. During 2004 and 2003 the company recognized a loss on disposal of property and equipment of $13,084 and $65, respectively.

5.          OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2004 and 2003 consist of the following:

	2004	2003
Other payables	$110,411	$103,301
Accrued expenses	623,190	753,104
	$733,601	$856,405

6.          COMMITMENTS AND CONTINGENCIES - Employee Benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees' salaries. The total provision for such employee benefits was $623,190 and $685,631 for the years ended December 31, 2004 and 2003, respectively. The Company is required to make contributions to the plans out of the amounts accrued for medical and pension benefits. The contributions for the year ended December 31, 2004 and 2003 amounted to $62,441 and $48,524 respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

PERFECT DREAM LIMITED AND SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

7.         SHAREHOLDERS' EQUITY

(A) Stock Issuances

During 2004, the Company issued 50,000 shares of common stock to founders for cash of $50,000.

(B) Appropriated retained earnings

The Company is required to make appropriations to reserves funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People's Republic of China (the "PRC GAAP"). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities' registered capital. Appropriations to the statutory public welfare fund are at 12% of the after tax net income determined in accordance with the PRC GAAP. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

During 2004 and 2003, the Company appropriated $213,156 and $193,422, respectively to the reserves funds based on its net income under PRC GAAP.

8.          RELATED PARTY TRANSACTIONS

During 2004 and 2003, the Company sub-contracted certain manufacturing work valued at $1,579,536 and $408,585 respectively to certain of its related companies.  The Company provided raw materials to the sub-contractor who charges the Company a fixed labor charge for the sub-contracting work.

As of December 31, 2004 and 2003 the Company owed $1,580,869 and $34,100, respectively to related companies for sub-contracting work done and advances made.

During 2004 and 2003, the Company had related party sales of $367,726 and $939,362, respectively.  As of December 31, 2004 and 2003 accounts receivable from related companies amounted to $130,784 and $65,610 respectively for products sold and sub-contracting services provided.

As of December 31, 2004 and 2003 the Company is owed $2,535,500 and $4,350,000, respectively from related companies for advances made.  The amounts due form related companies are interest free and repayable on demand.

9.          CONCENTRATIONS AND RISKS

During 2004 and 2003, 100% of the Company's assets were located in China.

The following is geographic information of the Company's revenue for the year ended December 31:

	2004	2003
The People Republic of China	$3,372,114	$2,841,483
Europe	1,901,134	2,258,413
Japan	1,698,411	1,013,454
The United Kingdom	428,542	392,153
United States	444,837	208,134
Other foreign countries	122,563	102,107
	$7,967,601	$6,815,744

In 2004, the Company derived 24% of its sales from two customers. In 2003, the Company derived 38% of its sales from two customers.

In 2004, the Company relied on one supplier for 17% of its purchases.

PERFECT DREAM LIMITED AND SUBSIDIARY
NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2004 (CONSOLIDATED) AND 2003

10.         SUBSEQUENT EVENT

On February 2, 2005, the company's 100% subsidiary, Goldenway Nanjing Garments Company Limited, increased its registered capital from $2,512,106 to $20,000,000. According to the Articles of Association of Goldenway, Perfect Dream has to fulfill registered capital contribution of $2,623,184 by July 24, 2005 and the remaining balance of $14,864,710 is payable by February 1, 2008.

11.         RESTATEMENT OF STATEMENTS OF CASH FLOWS IN FINANCIAL STATEMENTS

The company had incorrectly classified operating cash flows from related parties as financing cash flows in the Statements of Cash flows.

The Company has restated the Statements of Cash Flows for 2004 and 2003 to the correct classification.

The changes to the financial statements as restated are as follows:

	December 31, 2004		December 31, 2003
	Restated	Previously Reported	Restated	Previously Reported
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,232,855	$1,232,855	$468,227	$468,227
Adjusted to reconcile net income to cash provided
by operating activities:
Depreciation and amortization - cost of sales	139,281	139,281	124,870	124,870
Depreciation and amortization	21,028	21,028	26,593	26,593
Loss on disposal on fixed assets	13,084	13,084	65	65
Changes in operating assets and liabilities
(increase)decrease in:
Accounts receivable	(86,461)	(86,461)	(39,404)	(39,404)
Accounts receivable - related parties	(65,174)	-	56,439	-
Due from related companies	1,814,500	-	(1,470,000)	-
Other receivable and prepaid expenses	(135,259)	(135,259)	7,773	7,773
Value add tax receivables	-	-	33,949	33,949
Inventories	(656,398)	(656,398)	1,471,618	1,471,618
Increase (decrease) in:
Accounts payable	57,376	57,376	(444,151)	(444,151)
Due to related companies	1,546,769	-	-	-
Other payables and accrued expenses	(124,538)	(124,538)	(159,830)	(159,830)
Value add tax payables	52,125	52,125	-	-
Income tax and other tax payables	(18,633)	(18,633)	117,845	117,845
Net cash used in operating activities	3,790,555	494,460	193,994	1,607,555

CASH FLOWS FROM FINANCING ACTIVITIES
Due from related parties	-	1,749,326	-	(1,413,561)
Contribution by stockholders	50,000	50,000	-	-
Distribution to stockholders	(1,338,404)	(1,338,404)	-	-
Due to related companies	-	1,546,769	-	-
Net cash used in financing activities	(1,288,404)	2,007,691	-	(1,413,561)

PERFECT DREAM LIMITED
AND SUBSIDIARY

      FINANCIAL STATEMENTS
AS OF JUNE 30, 2005 (UNAUDITED)

PERFECT DREAM LIMITED AND SUBSIDIARY
CONTENTS

Pages
Condensed Consolidated Balance Sheet as of June 30, 2005 (unaudited)	F2-1
Condensed Consolidated Statements of Operations and Comprehensive income for three and six months ended June 30, 2005 and 2004 (unaudited)	F2-2
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2005 and 2004 (unaudited)	F2-3
Notes to the Condensed Consolidated Financial Statements as of June 30, 2005 (unaudited)	F2-4-F2-7

     PERFECT DREAM LIMITED AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2005 (UNAUDITED)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$108,519
Accounts receivable, net of allowances	6,428
Accounts receivable - related companies	86,266
Due from a related company	2,535,500
Inventories	1,021,062
Other receivables and prepaid expenses	111,389
Total Current Assets	3,869,164

PROPERTY AND EQUIPMENT, NET	3,923,887
TOTAL ASSETS	$7,793,051

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$249,369
Other payables and accrued liabilities	769,851
Value added tax and other tax payable	17,406
Income tax payable	58,848
Due to related companies	1,940,808
Total Current Liabilities	3,036,282

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY
$1.00 par value, 50,000 shares authorized, issued and outstanding	50,000
Additional paid-in capital	1,173,702
Retained earnings
Unappropriated	1,635,305
Appropriated	1,869,955
Accumulated other comprehensive income	27,807
Total Stockholders' Equity	4,756,769

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,793,051

The accompanying notes are an integral part of these financial statements

F2-1

PERFECT DREAM LIMITED AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME
(UNAUDITED)

	For the three months ended June 30, 2005	For the three months ended June 30, 2004	For the six months ended June 30, 2005	For the six months ended June 30, 2004
NET SALES
To related parties	$395,830	$138,387	$512,401	$143,052
Other	1,016,845	1,671,924	2,307,470	1,995,810
Total net sales	1,412,675	1,810,311	2,819,871	2,138,862
COST OF SALES	(1,128,290)	(1,610,425)	(2,269,335)	(1,716,758)
GROSS PROFIT	284,385	199,886	550,536	422,104
OPERATING EXPENSES
Selling expenses	18,206	7,948	33,465	13,248
General and administrative expenses	112,698	151,777	302,789	275,394
Depreciation and amortization	3,454	6,164	6,988	12,328
Total Operating Expenses	134,358	165,889	343,242	300,970
INCOME FROM OPERATIONS	150,027	33,997	207,294	121,134
OTHER INCOME (EXPENSES)
Interest income	238	137	414	174
Interest expenses	-	-	(1,565)	-
Other income	-	1,402	-	1,402
Other expenses	(3,416)	(69)	(3,869)	(6,354)
Total Other Income (Expenses)	(3,178)	1,470	(5,020)	(4,778)
INCOME BEFORE INCOME TAX EXPENSE	146,849	35,467	202,274	116,356
INCOME TAX EXPENSE	(58,849)	(4,256)	(103,338)	(13,963)
NET INCOME	88,000	31,211	98,936	102,393
OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	-	-	-	-
COMPREHENSIVE INCOME	$88,000	$31,211	$98,936	$102,393
Net income share-basic and diluted	$1.76	$0.62	$1.98	$2.05
Weighted average number of shares outstanding during the period, basic and diluted	50,000	50,000	50,000	50,000

The accompanying notes are an integral part of these financial statements

F2-2

PERFECT DREAM LIMITED AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)

	For the six months ended June 30, 2005	For the six months ended June 30, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$98,936	$102,393
Adjusted to reconcile net income to cash provided
by operating activities:
Depreciation and amortization - cost of sales	69,752	64,649
Depreciation and amortization	6,988	12,328
Loss on disposal on fixed assets	-	13,084
Changes in operating assets and liabilities
(increase) decrease in:
Accounts receivable	174,185	48,955
Accounts receivable - related companies	44,518	175,875
Other receivable and prepaid expenses	(326,226)	(17,685)
Inventories	(226,650)	(847,768)
Due from a related company	-	2,222,534
Increase (decrease) in:
Accounts payable	(72,956)	(9,962)
Due from related companies	359,939	2,106,562
Other payables and accrued expenses	36,250	(64,185)
Value add tax payables	(49,111)	(138,330)
Income tax and other tax payables	(25,972)	(89,490)
Net cash used in operating activities	89,653	3,578,960

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(141,746)	(2,262,522)
Net cash used in investing activities	(141,746)	(2,262,522)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution by stockholders	-	50,000
Distribution to stockholders	-	(1,338,404)
Net cash provided by financing activities	-	(1,288,404)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(52,093)	28,035

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	160,612	22,225

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$108,519	$50,260

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for:
Interest expenses	$1,565	$-

Cash paid during the period for:
Income taxes	$44,709	$82,424

The accompanying notes are an integral part of these financial statements

F2-3

     PERFECT DREAM LIMITED AND SUBSIDIARY
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
AS OF JUNE 30, 2005 (UNAUDITED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization and basis of presentation

Perfect Dream Limited (“Perfect Dream”) was incorporated in the British Virgin Islands on July 1, 2004. Goldenway Nanjing Garments Company Limited (“Goldenway”), a People’s Republic of China (“PRC”) limited liability company was incorporated on December 31, 1993 with its principal place of business in Nanjing, PRC. Goldenway is principally engaged in the manufacturing and sale of garments.

During 2004, Perfect Dream acquired 100% of Goldenway for cash in the amount of $1,338,404.00. The transactions have been accounted for as a reorganization of entities under common control as the companies were beneficially owned by principally identical shareholders and share common management. The unaudited condensed consolidated financial statements have been prepared as if the reorganization had occurred retroactively. Perfect Dream and Goldenway are hereafter referred to as (the “Company”).

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at June 30, 2005, the results of operations for the three-month and six-month periods ended June 30, 2005 and 2004, and cash flows for the six months ended June 30, 2005 and 2004. The results for the period ended June 30, 2005 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2005.

(B) Principles of consolidation

The accompanying June 30, 2005 unaudited condensed consolidated financial statements include the accounts of Perfect Dream and its 100% owned subsidiary Goldenway. All significant inter-company balances and transactions have been eliminated in consolidation.

(C) Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D) Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. Trade accounts receivable, accounts payable, and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of the instruments.

(E) Foreign currency translation

The functional currency of the Company is the Chinese Renminbi (“RMB”). Transactions denominated in currencies other than RMB are translated into United States dollars using period end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholder’s equity as other comprehensive income (loss).

F2-4

     PERFECT DREAM LIMITED AND SUBSIDIARY
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
AS OF JUNE 30, 2005 (UNAUDITED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(F)  Comprehensive income (loss)

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to United States Dollar is reported as other comprehensive income (loss) in the statements of operations and stockholders’ equity.

(G) Segments

The Company operates in only one segment, thereafter segment disclosure is not presented.

NOTE 2. COMMITMENTS AND CONTINGENCIES

(A) Employee Benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amount accrued for medical and pension benefits. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

(B) Commitments

As at June 30, 2005, the Company had commitments for capital projects in progress of approximately $274,000.

NOTE 3. SHAREHOLDERS’ EQUITY

(A) Appropriated retained earnings

The Company is required to make appropriations to reserves funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

NOTE 4. RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2005 the Company sub-contracted certain manufacturing work valued at $1,526,652 to related companies.  The Company provided the raw materials to the sub-contractor who charges the Company a fixed labor charge for the sub-contracting work.

As of June 30, 2005 the Company owed $1,940,808 to related companies for sub-contracting work done and advances made.

During the six months ended June 30, 2005 the Company had related party sales of $512,401.  As of June 30, 2005, accounts receivable from related companies amounted to $86,266 respectively for products sold and sub-contracting services provided.

As of June 30, 2005 a related company owed the Company $2,535,500 for advances made.  The advances made are interest free and repayable on demand.

F2-5

     PERFECT DREAM LIMITED AND SUBSIDIARY
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS
AS OF JUNE 30, 2005 (UNAUDITED)

NOTE 5. CONCENTRATIONS AND RISKS

During 2005, 100% of the Company’s assets were located in China. During 2005, 70% of the Company’s revenue were derived from companies located outside of China.

In 2005, the Company derived 18% of its revenue from one customer.

In 2005, the Company relied on one supplier for 10% of its purchases.

NOTE 6. SUBSEQUENT EVENTS

On February 2, 2005, Perfect Dream’s 100% subsidiary, Goldenway Nanjing Garments Company Limited, increased its registered capital from $2,512,106 to $20,000,000. According to the Articles of Association of Goldenway, Perfect Dream has to fulfill registered capital contribution of $2,623,184 by October 31, 2005 and the remaining balance of $14,864,710 is payable by February 1, 2008.

On July 29, 2005, Perfect Dream and each of the stockholders of Perfect Dream entered into an Agreement and Plan of Reorganization (the “Agreement”) with Ever-Glory International Group, Inc. (previously Andean Development Corporation), a corporation organized under the laws of the State of Florida, (“Ever-Glory”), whereby Ever-Glory will issue 7,673,325 restricted shares of its common capital stock with a par value of 0.0001 per share to the Perfect Dream stockholders for 100% of the total issued and outstanding stocks of Perfect Dream.

F2-6

PART III

ITEM 1. INDEX TO EXHIBITS

Exhibit No.	Description
_________________________________________________________________
2.1
Agreement and Plan of Reorganization as amended, dated as of July 29, 2005, by and among Andean, Perfect Dream and Perfect Dream Stockholders (filed previously as Exhibit 2.1 to the Company’s Report on Form 8-K, filed August 24, 2005).

3.3	Articles of Amendment to change name of the Company to Ever-Glory International Group, Inc. (filed previously as Exhibit 3.3 to the Company’s form 10-QSB, filed November 21, 2005)

3.4	Certificate of Designation for the Series A Convertible Preferred Stock. (filed previously as Exhibit 3.4 to the Company’s form 10-QSB, filed November 21, 2005) .

3.2	Amended and Restated Bylaws (filed as exhibit 2.1 to the Company's Report on Form 8-K dated March 26, 2001).

4.1	Articles of Association of Perfect Dream (filed previously as Exhibit 4.1 to the Company’s Report on Form 8-K, filed August 24, 2005).

4.2	Articles of Association of Goldenway (filed previously as Exhibit 4.2 to the Company’s Report on Form 8-K, filed August 24, 2005).

10.1	Equity Interest Transfer Agreement between Perfect Dream and Ever-Glory Enterprises (H.K.) Ltd. (filed previously as Exhibit 10.1 to the Company’s Report on Form 8-K, filed August 24, 2005).

10.2	Equity Interest Transfer Agreement between Perfect Dream and Jiangsu Ever-Glory International Enterprise Group Corporation (filed previously as Exhibit 2.1 to the Company’s Report on Form 8-K, filed August 24, 2005).

21.1	Subsidiaries of Registrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2006
EVER-GLORY INTERNATIONAL GROUP, INC.

By: /s/ Kang Yi Hua
Kang Yi Hua
Chief Executive Officer